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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-53421) and related Prospectus of Arterial Vascular Engineering, Inc. for the registration of 2,175,000 shares of its common stock and to the incorporation by reference therein of our report dated July 25, 1997, except as to the first paragraph of
Note 5 as to which the date is August 21, 1997, with respect to the consolidated financial statements of Arterial Vascular Engineering, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



     We also consent to the incorporation by reference therein of our report dated July 25, 1997 with respect to the financial statement schedule of Arterial Vascular Engineering, Inc. for the years ended June 30, 1997, 1996 and 1995 included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Palo Alto, California

July 2, 1998